UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2005 (November 14, 2005)

LBI MEDIA HOLDINGS, INC.

LBI MEDIA, INC.

(Exact name of registrant as specified in its charter)

Delaware

California

(State or other jurisdiction of incorporation)

333-110122	05-0584918
333-100330	95-4668901
(Commission File Number)	(IRS Employer Identification No.)

1845 West Empire Avenue Burbank, California	91504
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 563-5722

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 2.02.	Results of Operation and Financial Condition

LBI Media, Inc. (the “Company”) held a conference call on November 14, 2005 to discuss its financial results for the three and nine months ended September 30, 2005. The Company also answered questions from analysts during the call. The transcript from the conference call is filed as Exhibit 99.1 and is hereby incorporated by reference in its entirety. The information in this Form 8-K and the exhibit attached hereto is being furnished (not filed) under Item 2.02 of Form 8-K.

The Company used the term “Adjusted EBITDA” in the conference call held on November 14, 2005. Adjusted EBITDA consists of net income (loss) plus cumulative effect of accounting change, income tax expense, (loss) gain on sale of property and equipment, net interest expense, depreciation, impairment of broadcast license and noncash employee compensation. This term, as the Company defines it, may not be comparable to similarly titled measures employed by other companies and is not a measure of performance calculated in accordance with U.S. generally accepted accounting principles, or GAAP.

Management of the Company considers this measure an important indicator of its liquidity relating to its operations, as it eliminates the effects of non-cash items. Management believes liquidity is an important measure for the Company because it reflects its ability to meet the Company’s interest payments under its substantial indebtedness and is a measure of the amount of cash available to grow the Company through its acquisition strategy. This measure should be considered in addition to, but not as a substitute for or superior to, other measures of liquidity and financial performance prepared in accordance with GAAP, such as cash flows from operating activities, operating income and net income.

The Company believes Adjusted EBITDA is useful to an investor in evaluating its liquidity and cash flow because:

•	it is widely used in the broadcasting industry to measure a company’s liquidity and cash flow without regard to items such as depreciation, impairment of broadcast license and noncash employee compensation. The broadcast industry uses liquidity to determine whether a company will be able to cover its capital expenditures and whether a company will be able to acquire additional assets and broadcast licenses if the company has an acquisition strategy. The Company believes that, by eliminating the effects of noncash items, Adjusted EBITDA provides a meaningful measure of liquidity.

•	it gives investors another measure to evaluate and compare the results of the Company’s operations from period to period by removing the impact of noncash expense items, such as noncash employee compensation, impairment of broadcast license and depreciation. By removing the noncash items, it allows investors to better determine whether the Company will be able to meet its debt obligations as they become due; and

•	it provides a liquidity measure before the impact of a company’s capital structure by removing net interest expense items.

The Company’s management uses Adjusted EBITDA:

•	as a measure to assist the Company in planning its acquisition strategy;

•	in presentations to the Company’s board of directors to enable them to have the same consistent measurement basis of liquidity and cash flow used by management;

•	as a measure for determining the Company’s operating budget and our ability to fund working capital; and

•	as a measure for planning and forecasting capital expenditures.

The table set forth below reconciles net cash provided by operating activities, calculated and presented in accordance with U.S. generally accepted accounting principles, to Adjusted EBITDA:

	Three Months Ended September 30,		Nine Months Ended September 30,		Twelve Months Ended September 30,
	2004	2005	2004	2005	2005
Net cash provided by operating activities	$1,475,967	$2,558,768	$14,741,067	$12,756,252	$21,533,532
Add:
Income tax expense	80,665	12,152	203,589	26,558	696,834
Gain on sale of investment	—	—	47,614	—	—
Interest expense, net	5,427,943	6,065,287	15,533,449	17,652,257	23,148,638
Less:
Amortization of deferred financing costs	(186,568)	(199,373)	(499,818)	(597,095)	(787,568)
Offering costs	—	(38,000)	—	(284,961)	(1,735,078)
Provision for doubtful accounts	(258,886)	(281,327)	(716,579)	(725,767)	(964,497)
Changes in operating assets and liabilities:
Accounts receivable	309,412	1,130,734	201,980	3,012,805	3,604,628
Program rights	33,075	(222,959)	(428,272)	(375,917)	(271,769)
Amounts due from related parties	35,811	200,721	226,339	(437,858)	(292,771)
Prepaid expenses and other current assets	(123,717)	(53,873)	(284,335)	(370,716)	40,578
Employee advances	88,237	230,231	115,773	223,519	206,185
Accounts payable and accrued expenses	1,808,639	(388,801)	1,184,991	807,865	(105,237)
Accrued interest	3,147,981	3,816,088	3,340,482	3,664,864	(109,062)
Program rights payable	28,991	—	35,824	—	—
Amounts due to related parties	—	—	189,485	—	—
Deferred state income tax payable	(38,305)	—	(106,276)	—	(424,574)
Other assets and liabilities	118,023	32,120	252,172	(210,074)	(531,789)

Adjusted EBITDA	$11,947,268	$12,861,768	$34,037,485	$35,141,732	$44,008,050

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

99.1	Transcript of Conference Call on November 14, 2005 Discussing Financial Results for the Three and Nine Months Ended September 30, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, LBI Media Holdings, Inc. and LBI Media, Inc. have duly caused this report to be signed on their behalf by the undersigned, hereunto duly authorized, in the City of Burbank, State of California, on November 16, 2005.

LBI MEDIA HOLDINGS, INC.
LBI MEDIA, INC.

By:	/s/ LENARD LIBERMAN
Lenard Liberman
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Transcript of Conference Call on November 14, 2005 Discussing Financial Results for the Three and Nine Months Ended September 30, 2005